Exhibit 99.1

Intelligent Bio Solutions Announces Completion of Method Comparison Study for the Intelligent Fingerprinting Drug Screening System

All clinical data collection across the Company’s FDA 510(k) clinical study program is complete; FDA submission on track for second half of 2026

NEW YORK, August 11, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the completion of its multi-site Method Comparison Study for the Intelligent Fingerprinting Drug Screening System, one of several studies underpinning the Company’s FDA 510(k) submission for U.S. market clearance for detection of the opiate codeine. All clinical data collection across the Company’s FDA 510(k) clinical study program is now complete.

Following ICH GCP (International Council for Harmonisation Good Clinical Practice) guidelines, the study was conducted across three independent U.S. clinical sites over three weeks in partnership with CenExel Clinical Research, Inc. A total of 135 participants were enrolled, with the study population structured to represent the demographic diversity of the U.S. population. The screening process was administered by nine operator participants representing typical workplace drug screening personnel. Data analysis is currently underway, with all specimens to be independently verified via liquid chromatography-tandem mass spectrometry (“LC-MS/MS”) analysis.

The Method Comparison Study was designed to show that typical users in occupational health, HR, and workplace safety can operate the Intelligent Fingerprinting Drug Screening System accurately and effectively in the field. The study evaluated this by measuring sensitivity, specificity, and accuracy in pre-employment and workplace screening environments, making it one of the most operationally relevant components of the Company’s FDA 510(k) submission.

“Completing this final study on schedule is the milestone the entire program has been building toward. It amounts to a substantial body of work and clinical evidence,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “We are now firmly in the final stretch of data analysis and assembly of our FDA 510(k) submission package, and we remain focused on bringing our technology to the U.S. market.”

The completion of data collection in this final study concludes a structured, multi-study clinical program designed to address safety, accuracy, usability, specificity, and precision requirements. The Company now moves into analysis, compilation, and finalization of its 510(k) submission package, targeting submission in the second half of 2026, ahead of planned entry into the multi-billion-dollar U.S. market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com